June 2021 Pricing Supplement No. T2090 Registration Statement No. 333-238458-02 Dated June 11, 2021 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Enhanced Trigger Jump Securities due June 30, 2022

Based on the Performance of the Worst Performing of Four Underlyings

Principal at Risk Securities

Unlike ordinary debt securities, the Enhanced Trigger Jump Securities due June 30, 2022 based on the worst performing of the common stock of Expedia Group, Inc., the Class A common stock of Facebook, Inc., the common stock of Carnival Corporation and the Class A common stock of Airbnb, Inc. (each, an “Underlying”), which we refer to as the “securities”, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the Worst Performing Underlying. If the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level (approximately 60% of the Initial Level of such Underlying and to be determined on the Trade Date), you will receive for each security that you hold at maturity $10 plus the Upside Payment. However, if the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, meaning that such Underlying has depreciated by more than 40% from its Initial Level, the payment due at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the full percentage decrease in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $6 and could be zero. Accordingly, you may lose your entire initial investment in the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential to receive upside payment if the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level. All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Reference Share Issuer:	For each Underlying, the issuer of such Underlying.
Underlyings:	The Underlyings are set forth in the table below. For more information on the Underlyings, see “Expedia Group, Inc. Summary”, “Facebook, Inc. Summary”, “Carnival Corporation Summary” and “Airbnb, Inc. Summary” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and Downside Threshold Level:
Underlying	Ticker	Initial Level	Downside Threshold Level
Common stock of Expedia Group, Inc.	EXPE UW <Equity>	$171.58	$102.95 (approximately 60% of the Initial Level)
Class A common stock of Facebook, Inc.	FB UW <Equity>	$332.46	$199.48 (approximately 60% of the Initial Level)
Common stock of Carnival Corporation	CCL UN <Equity>	$29.83	$17.90 (approximately 60% of the Initial Level)
Class A common stock of Airbnb, Inc.	ABNB UW <Equity>	$146.12	$87.67 (approximately 60% of the Initial Level)
Aggregate Principal Amount:	$10,000,000
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Strike Date:	June 10, 2021
Trade Date:	June 11, 2021
Settlement Date:	June 16, 2021 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	June 27, 2022, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	June 30, 2022, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Listing:	The securities will not be listed on any securities exchange. Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 8 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.05(1)
		$0.015(2)	$9.935
Total	$10,000,000	$65,000	$9,935,000

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.065 per $10 principal amount of securities, of which $0.015 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.015 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date is $9.922 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Enhanced Trigger Jump Securities due June 30, 2022

Based on the Performance of the Worst Performing of Four Underlyings
Principal at Risk Securities

Key Terms continued from previous page:

Redemption Amount:	On the Maturity Date investors will receive a Redemption Amount determined as follows:

•   If the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level:

$10 + the Upside Payment

In no event will the Redemption Amount exceed $10 plus the Upside Payment.

•   If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level:

$10 × Underlying Return

Under these circumstances, the Redemption Amount will be significantly less than the stated principal amount of $10, and will represent a loss of more than 40%, and possibly all, of your investment.

Upside Payment:	$1.93 per security (19.30% of the stated principal amount)
Downside Threshold Level:	For each Underlying, approximately 60% of the Initial Level of such Underlying, as set forth in the table above.
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Initial Level:	For each Underlying, the closing level of such Underlying on the Strike Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Underlying Return:	For each Underlying, its Final Level divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities— Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP / ISIN:	22552Y309 / US22552Y3099
Calculation Agent:	Credit Suisse International
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Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I-A dated June 18, 2020: https://www.sec.gov/Archives/edgar/data/1053092/000095010320011953/dp130590_424b2-ps1a.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020: https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

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Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level
Lowest Performing Underlying	Worst Performing Underlying
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Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities

Principal at Risk Securities

The Enhanced Trigger Jump Securities due June 30, 2022 Based on the Performance of the Worst Performing of Four Underlyings can be used:

▪	As an alternative to direct exposure to the Underlyings that provides a positive return of $10 plus the Upside Payment if the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level;

▪	To potentially outperform the Worst Performing Underlying in a moderately bullish scenario;

▪	To obtain limited protection against the loss of principal in the event of a decline of the level of the Worst Performing Underlying from its Initial Level to its Final Level, but only if its Final Level is equal to or greater than its Downside Threshold Level.

If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, the securities are exposed on a 1:1 basis to the percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately one year and three weeks
Upside payment:	$1.93 (19.30% of the stated principal amount)
Downside Threshold Level:	Approximately 60%
Minimum Redemption Amount:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
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Key Investment Rationale

The securities do not pay interest but offer a positive return of 19.30% if the level of the Worst Performing Underlying appreciates or depreciates by up to 40% from its Initial Level to its Final Level. However, if the level of the Worst Performing Underlying has declined by more than 40% from its Initial Level to its Final Level, the Redemption Amount per security will be less than $6, and could be zero.

Upside Scenario	If the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level, the Redemption Amount for each security will be equal to $10 plus the Upside Payment.
Downside Scenario	If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, which means that such Underlying has depreciated by more than 40% from its Initial Level to its Final Level, you will lose 1% for every 1% decline in the value of such Underlying from its Initial Level to its Final Level (e.g., a 50% depreciation in the Worst Performing Underlying will result in a Redemption Amount of $5 per security).
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Principal at Risk Securities

How the Enhanced Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payout on the securities at maturity for a range of hypothetical percentage changes in the Worst Performing Underlying. The diagram is based on the following terms:

Stated principal amount:	$10 per security
Upside payment:	$1.93 per security (19.30% of the stated principal amount)
Downside Threshold Level:	60% of the Initial Level (-40% change in Final Level compared with Initial Level)

Enhanced Trigger Jump Securities Payoff Diagram

How it works

▪	Upside Scenario. If the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level, at maturity the investor would receive $10 plus the Upside Payment. Under the terms of the securities, if the Final Level of the Worst Performing Underlying is equal to or greater than its Downside Threshold Level, an investor would receive a Redemption Amount equal to $11.93.

▪	Downside Scenario. If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, the Redemption Amount would be less than the stated principal amount of $10 by an amount that is proportionate to the full percentage decrease of the Worst Performing Underlying.

o	For example, if the Final Level declines by 50% from the Initial Level, the Redemption Amount would be $5 per security (50% of the stated principal amount).

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Selected Risk Considerations

This section describes the material risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the appropriateness of the securities in light of their particular circumstances.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be fully exposed to the decline in the Worst Performing Underlying from its Initial Level to its Final Level, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 60% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	Limited appreciation potential. The appreciation potential of the securities will be limited to the Upside Payment, even if the level of the Worst Performing Underlying increases from its Initial Level to its Final Level. Accordingly, the maximum amount payable with respect to the securities for each $10 principal amount of the securities is $10 plus the Upside Payment, regardless of the actual appreciation of any Underlying, which may be significant. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Redemption Amount at maturity is based on the performance of the Underlyings. Because the Redemption Amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	The probability that the Final Level of the Worst Performing Underlying will be less than its Downside Threshold Level will depend on the volatility of such Underlying. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Final Level of such Underlying could be less than its Downside Threshold Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Underlyings as of the Trade Date. The volatility of the Underlyings can change significantly over the term of the securities. The level of the Underlyings could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The amount payable on the securities is not linked to the value of the Underlyings at any time other than the Valuation Date. The Final Level of each Underlying will be the closing levels of such Underlying on the Valuation Date. Even if the value of the Worst Performing Underlying appreciates prior to the Valuation Date but then drops by the Valuation Date, the Redemption Amount may be less, and may be significantly less, than it would have been had the Redemption Amount been linked to the value of such Underlying prior to such drop. Although the actual value of the Worst Performing Underlying on the stated Maturity Date or at other times during the term of the securities may be

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higher than its Final Level, the Redemption Amount will be based solely on the closing level of the Worst Performing Underlying on the Valuation Date.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Underlyings

▪	You will be subject to risks relating to the relationship between the Underlyings. The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be exposed to the depreciation of the Worst Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that the Final Level of at least one of the Underlyings will be less than its Downside Threshold Level, regardless of the performance of any other Underlying. Because payments on the securities are based on the performance of each Underlying, a decline beyond the respective Downside Threshold Level of any Underlying will result in a significant loss of your investment, even if any other Underlying has appreciated or has not declined as much.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the Reference Share Issuers’ businesses tend to be related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Reference Share Issuer and its businesses, you are also taking a risk relating to the relationship between each Reference Share Issuer and Underlying to others.

▪	No affiliation with the Reference Share Issuers. We are not affiliated with the Reference Share Issuers. You should make your own investigation into the Underlyings and the Reference Share Issuers. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuers.

▪	No ownership rights in the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlyings. The return on your investment is not the same as the total return based on a purchase of shares of the Underlyings. For example, as a holder of the securities, you will not have any ownership interest or rights in the Underlyings, such as voting rights or dividend payments. In addition, the issuer of the Underlyings will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlyings and therefore, the value of the securities.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments—For equity securities of a reference share issuer” in any accompanying product supplement.

▪	Foreign company risk. An investment in the securities is linked to the value of the common stock of Carnival Corporation. The common stock of Carnival Corporation is issued by a foreign company. Foreign companies are

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generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The common stock of Carnival Corporation may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the value of the common stock of Carnival Corporation and the value of the securities.

▪	The Class A common stock of Airbnb, Inc. has a limited trading history. The Class A common stock of Airbnb, Inc. began trading on the Nasdaq Stock Market on December 10, 2020 and therefore has a limited historical performance. Past performance should not be considered indicative of future performance.

▪	Government regulatory action, including legislative acts and executive orders, could result in material changes to the Underlyings and could negatively affect your return on the securities. Government regulatory action, including legislative acts and executive orders, could materially affect the Underlyings. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlyings or instruments related to the Underlyings. We, any dealer or our or their respective affiliates may also trade in the Underlyings or instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level and the Downside Threshold Level for each Underlying and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments,

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such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Downside Threshold Levels, which are the respective levels at or above which each Underlying must close so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuers, including extending loans to, or making equity investments in, the Reference Share Issuers or providing advisory services to the Reference Share Issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuers and these reports may or may not recommend that investors buy or hold shares of the Underlyings. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o    the expected and actual volatility of the Underlyings;

o    the expected and actual correlation, if any, between the Underlyings;

o    the time to maturity of the securities;

o     the dividend rate on the Underlyings;

o    interest and yield rates in the market generally;

o    investors’ expectations with respect to the rate of inflation;

o    events affecting companies engaged in the respective industries of the Reference Share Issuers;

o    geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the Reference Share Issuers or markets generally and which may affect the levels of the Underlyings; and

o    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities

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Principal at Risk Securities

and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

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The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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Expedia Group, Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Expedia Group, Inc. is an online travel company that provides businesses and travelers with tools and information to research, plan, book and experience travel. The common stock of Expedia Group, Inc. is listed on the Nasdaq Global Select Market. Expedia Group, Inc.’s SEC file number is 001-37429 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on June 10, 2021:

Bloomberg Ticker Symbol:	EXPE UW <Equity>
Current Closing Level:	$171.58
52 Weeks Ago (on 6/11/2020):	$77.73
52 Week High (on 3/17/2021):	$185.27
52 Week Low (on 6/26/2020):	$77.59

For additional historical information, see “Common Stock of Expedia Group, Inc. Historical Performance” below.

Facebook, Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Facebook, Inc. builds products that enable people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. The Class A common stock of Facebook, Inc. is listed on the Nasdaq Stock Market. Facebook, Inc.’s SEC file number is 001-35551 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on June 10, 2021:

Bloomberg Ticker Symbol:	FB UW <Equity>
Current Closing Level:	$332.46
52 Weeks Ago (on 6/11/2020):	$224.43
52 Week High (on 6/7/2021):	$336.58
52 Week Low (on 6/26/2020):	$216.08

For additional historical information, see “Class A Common Stock of Facebook, Inc. Historical Performance” below.

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Carnival Corporation Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Carnival Corporation is a leisure travel company in the cruise and vacation industries. The common stock of Carnival Corporation is listed on the New York Stock Exchange. Carnival Corporation’s SEC file number is 001-09610 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on June 10, 2021:

Bloomberg Ticker Symbol:	CCL UN <Equity>
Current Closing Level:	$29.83
52 Weeks Ago (on 6/11/2020):	$17.44
52 Week High (on 6/2/2021):	$31.31
52 Week Low (on 10/28/2020):	$12.30

For additional historical information, see “Common Stock of Carnival Corporation Historical Performance” below.

Airbnb, Inc. Summary

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below. According to its publicly available filings with the SEC, Airbnb, Inc. is a platform for booking accommodations and experiences. The Class A common stock of Airbnb, Inc. is listed on the Nasdaq Stock Market. Airbnb, Inc.’s SEC file number is 001-39778 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying or other securities of the Reference Share Issuer. We have derived all disclosures contained in this pricing supplement regarding the Underlying and the Reference Share Issuer from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuer.

Information as of market close on June 10, 2021:

Bloomberg Ticker Symbol:	ABNB UW <Equity>
Current Closing Level:	$146.12
52 Weeks Ago (on 6/11/2020):	N/A
52 Week High (on 2/11/2021):	$216.84
52 Week Low (on 12/15/2020):	$124.80

For additional historical information, see “Class A Common Stock of Airbnb, Inc. Historical Performance” below.

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Common Stock of Expedia Group, Inc. Historical Performance

The following graph sets forth the daily closing levels of the common stock of Expedia Group, Inc. for the period from January 4, 2016 through June 10, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Expedia Group, Inc. for each quarter in the same period. The closing level on June 10, 2021 was $171.58. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of Expedia Group, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Expedia Group, Inc. on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Common Stock of Expedia Group, Inc. Daily Closing Levels January 4, 2016 to June 10, 2021
* The solid red line in the graph indicates the Downside Threshold Level.
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Common Stock of Expedia Group, Inc.	High	Low	Period End
2016
First Quarter	$120.80	$91.53	$107.82
Second Quarter	$116.52	$98.44	$106.30
Third Quarter	$119.27	$105.93	$116.72
Fourth Quarter	$131.64	$113.28	$113.28
2017
First Quarter	$131.20	$112.44	$126.17
Second Quarter	$154.43	$124.97	$148.95
Third Quarter	$159.50	$141.41	$143.94
Fourth Quarter	$153.40	$117.32	$119.77
2018
First Quarter	$132.36	$100.10	$110.41
Second Quarter	$125.26	$106.35	$120.19
Third Quarter	$137.79	$121.80	$130.48
Fourth Quarter	$130.32	$109.10	$112.65
2019
First Quarter	$130.80	$108.52	$119.00
Second Quarter	$133.03	$115.00	$133.03
Third Quarter	$139.42	$126.50	$134.41
Fourth Quarter	$138.48	$94.31	$108.14
2020
First Quarter	$122.80	$45.65	$56.27
Second Quarter	$93.99	$47.86	$82.20
Third Quarter	$102.94	$79.74	$91.69
Fourth Quarter	$132.40	$90.23	$132.40
2021
First Quarter	$185.27	$123.21	$172.12
Second Quarter (through June 10, 2021)	$177.87	$161.99	$171.58

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Class A Common Stock of Facebook, Inc. Historical Performance

The following graph sets forth the daily closing levels of the Class A common stock of Facebook, Inc. for the period from January 4, 2016 through June 10, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class A common stock of Facebook, Inc. for each quarter in the same period. The closing level on June 10, 2021 was $332.46. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Class A common stock of Facebook, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the Class A common stock of Facebook, Inc. on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Class A Common Stock of Facebook, Inc. Daily Closing Levels January 4, 2016 to June 10, 2021
* The solid red line in the graph indicates the Downside Threshold Level.
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Class A Common Stock of Facebook, Inc.	High	Low	Period End
2016
First Quarter	$116.14	$94.16	$114.10
Second Quarter	$120.50	$108.76	$114.28
Third Quarter	$131.05	$114.00	$128.27
Fourth Quarter	$133.28	$115.05	$115.05
2017
First Quarter	$142.65	$116.86	$142.05
Second Quarter	$155.07	$139.39	$150.98
Third Quarter	$173.51	$148.43	$170.87
Fourth Quarter	$183.03	$168.42	$176.46
2018
First Quarter	$193.09	$152.22	$159.79
Second Quarter	$202.00	$155.10	$194.32
Third Quarter	$217.50	$160.30	$164.46
Fourth Quarter	$162.44	$124.06	$131.09
2019
First Quarter	$173.37	$131.74	$166.69
Second Quarter	$195.47	$164.15	$193.00
Third Quarter	$204.87	$177.10	$178.08
Fourth Quarter	$208.10	$174.60	$205.25
2020
First Quarter	$223.23	$146.01	$166.80
Second Quarter	$242.24	$154.18	$227.07
Third Quarter	$303.91	$230.12	$261.90
Fourth Quarter	$294.68	$258.12	$273.16
2021
First Quarter	$294.53	$245.64	$294.53
Second Quarter (through June 10, 2021)	$336.58	$296.52	$332.46
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Common Stock of Carnival Corporation Historical Performance

The following graph sets forth the daily closing levels of the common stock of Carnival Corporation for the period from January 4, 2016 through June 10, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Carnival Corporation for each quarter in the same period. The closing level on June 10, 2021 was $29.83. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of Carnival Corporation should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Carnival Corporation on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Common Stock of Carnival Corporation Daily Closing Levels January 4, 2016 to June 10, 2021
* The solid red line in the graph indicates the Downside Threshold Level.
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Common Stock of Carnival Corporation	High	Low	Period End
2016
First Quarter	$54.68	$41.92	$52.77
Second Quarter	$53.03	$43.64	$44.20
Third Quarter	$48.82	$43.18	$48.82
Fourth Quarter	$53.34	$46.11	$52.06
2017
First Quarter	$59.29	$52.14	$58.91
Second Quarter	$66.45	$57.47	$65.57
Third Quarter	$69.48	$63.50	$64.57
Fourth Quarter	$68.24	$64.10	$66.37
2018
First Quarter	$71.94	$64.41	$65.58
Second Quarter	$66.27	$57.16	$57.31
Third Quarter	$67.17	$56.76	$63.77
Fourth Quarter	$63.55	$46.21	$49.30
2019
First Quarter	$58.85	$47.37	$50.72
Second Quarter	$55.82	$45.38	$46.55
Third Quarter	$50.55	$43.03	$43.71
Fourth Quarter	$51.33	$40.13	$50.83
2020
First Quarter	$51.90	$9.30	$13.17
Second Quarter	$24.91	$7.97	$16.42
Third Quarter	$18.53	$13.07	$15.18
Fourth Quarter	$23.57	$12.30	$21.66
2021
First Quarter	$29.79	$18.67	$26.54
Second Quarter (through June 10, 2021)	$31.31	$24.78	$29.83
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Class A Common Stock of Airbnb, Inc. Historical Performance

The following graph sets forth the daily closing levels of the Class A common stock of Airbnb, Inc. for the period from December 10, 2020 through June 10, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class A common stock of Airbnb, Inc. for each quarter in the same period. The closing level on June 10, 2021 was $146.12. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Class A common stock of Airbnb, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the Class A common stock of Airbnb, Inc. on the Valuation Date. The graph below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Class A Common Stock of Airbnb, Inc. Daily Closing Levels December 10, 2020 to June 10, 2021
* The solid red line in the graph indicates the Downside Threshold Level.
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Class A Common Stock of Airbnb, Inc.	High	Low	Period End
2020
Fourth Quarter (beginning December 10, 2020)	$163.19	$124.80	$146.80
2021
First Quarter	$216.84	$139.15	$187.94
Second Quarter (through June 10, 2021)	$190.03	$132.50	$146.12
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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

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You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive discounts and commissions of $0.065 per $10 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.065 for each security they sell, of which $0.015 per $10 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated June 7, 2021 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on June 7, 2021. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated June 7, 2021, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on June 7, 2021. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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